UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


Date of Report (Date of earliest event reported):  March 26, 1997


                          AMERISTAR CASINOS, INC.
     (Exact name of registrant as specified in its charter)


       Nevada               0-22494              88-0304799
  (State or other       (Commission File        (IRS Employer
  jurisdiction of           Number)            Identification
  incorporation or                                 Number)
   organization)


                   3773 Howard Hughes Parkway
                         Suite 490 South
                    Las Vegas, Nevada  89109
      (Address of principal executive offices and Zip Code)


                         (702) 567-7000
      (Registrant's telephone number, including area code)


                         P.O. Box 92200
                   Henderson, Nevada  89009
  (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On March 26, 1997, the Registrant issued a press release (the "Press Release") announcing (i) the commencement of an arbitration proceeding against the former stockholders of Gem Gaming, Inc. ("Gem"), which was acquired by the Registrant through a merger in October 1996, (ii) the postponement by the Registrant's bank lenders of a previously-scheduled closing of an increased bank credit facility due to uncertainties related to the form and amount of merger consideration payable by the
Registrant  to  the Gem stockholders and (iii)  a  delay  in  the construction of the Registrant's casino-hotel project, The Reserve, in Henderson, Nevada, until adequate financing can be obtained.

     The  Press Release is filed herewith as an exhibit  to  this
Report.   The  Press Release is hereby incorporated by  reference
into this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) and (b)    Financial Statements and Pro Forma Financial
Information.

          None.

     (c)  Exhibits.

          20.1 Press  Release  of Ameristar Casinos,  Inc.  dated
               March 26, 1997

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     AMERISTAR CASINOS, INC.
                          (Registrant)
Date:  March 27, 1997
                 By:    /s/ THOMAS M. STEINBAUER
                           Thomas M. Steinbauer,
                         Senior Vice President and
                          Chief Financial Officer


                        INDEX TO EXHIBITS

            Exhibit                      Method of Filing

20.1 Press   Release  of   Ameristar  Filed electronically herewith.
Casinos,  Inc. dated March  26, 1997.

EXHIBIT 20.1

                     AMERISTAR CASINOS, INC.
             3773 Howard Hughes Parkway, Suite 490S
                    Las Vegas, Nevada  89109
                702-567-7000 -- Fax: 702-369-8860






FOR IMMEDIATE RELEASE

CONTACT:  Tom Steinbauer, Senior Vice President of Finance --
(702) 567-7000

DATE:     Mar. 26, 1997

AMERISTAR  CASINOS COMMENCES ARBITRATION  PROCEEDING
AGAINST  GEM GAMING STOCKHOLDERS RELATING TO  MERGER
AGREEMENT;  UNCERTAINTIES  POSTPONE  COMPLETION   OF
FINANCING FOR CONSTRUCTION OF THE RESERVE

LAS VEGAS -- Ameristar Casinos, Inc. announced today that it has commenced an arbitration proceeding against Steven W. Rebeil and Dominic J. Magliarditi, the former stockholders of Gem Gaming, Inc. ("Gem"), for breaches of the Merger Agreement by which Gem was merged in October 1996 into a wholly owned subsidiary of Ameristar and for breaches of the implied covenant of good faith and fair dealing related to the merger. Due to uncertainties related to the Merger Agreement, Ameristar's bank lenders have postponed the completion of an increase in Ameristar's bank credit facility from $94.5 million to $175 million that was scheduled to close this week. Pending the resolution of these uncertainties to the satisfaction of the bank lenders or the availability of alternative financing, Ameristar will delay construction on The Reserve casino-hotel in Henderson, Nev., which it acquired under construction through the Gem merger.

     Under the terms of the Merger Agreement, as amended in September 1996, the Gem stockholders were to receive the net proceeds, less certain agreed-upon reductions of approximately $4 million, of an underwritten public offering of 7.5 million shares of Ameristar common stock to be completed by June 1, 1997. The Merger Agreement provides that if the offering is not completed by June 1, 1997, the Gem stockholders would receive three-year 8% promissory notes in a principal amount equal to
7.5 million multiplied by the average closing price of Ameristar common stock during the last 10 trading days of May 1997, less the agreed-upon reductions. The Merger Agreement does not provide for a minimum amount of merger consideration and does not give the Gem stockholders the right to elect the form of merger consideration.

     Ameristar's complaint alleges that the Gem stockholders have wrongfully and in bad faith interfered with and impeded Ameristar's contemplated stock offering because they believed the stock offering would result in a lesser amount of merger consideration than the alternative promissory notes. Ameristar alleges, for example, that notwithstanding covenants in the Merger Agreement to cooperate to effect the offering, Rebeil has refused to approve a prominent national underwriter (Bear, Stearns & Co. Inc.) proposed by Ameristar to lead the offering and has categorically refused to approve the engagement of any other underwriter to lead the offering (including several other national underwriters interviewed by Ameristar and the Gem stockholders), and the Gem stockholders have threatened to bring suit to scare off potential underwriters and otherwise preclude the offering. Ameristar alleges that these actions effectively have thwarted Ameristar's ability to consummate the offering. Ameristar is seeking damages from the Gem stockholders and declaratory relief to establish the amount and terms of payment of the merger consideration in light of the conduct of the Gem stockholders.

     Shortly before the scheduled closing of Ameristar's new $175 million bank credit facility, Wells Fargo Bank, N.A., the lead lender and agent for the credit facility, advised Ameristar that the banks could not proceed with the closing of the credit facility due to uncertainties relating to the form and amount of merger consideration payable to the Gem stockholders. Pending further developments, Wells Fargo Bank has agreed to make an additional unsecured loan to Ameristar in the amount of $20 million, the proceeds of which will be used to repay short-term indebtedness, to pay the costs to complete the redesign of The Reserve and current construction activities and for other working capital purposes. Ameristar expects this short-term loan to be repaid upon the completion of an increase of its existing revolving credit facility with Wells Fargo Bank and other banks.

     In the absence of the new credit facility or other financing, Ameristar will complete certain construction work currently in progress on The Reserve and delay further construction on the project. Limited construction has taken place since September 1996 while Ameristar completed plans to expand and enhance The Reserve and sought financing for the project. The redesign of The Reserve is substantially complete, and, in connection with the anticipated closing of the increased credit facility, Ameristar had intended to announce the details of the redesigned project, including an expected opening in February 1998 and a budget of approximately $125 million, including previous expenditures.

     Notwithstanding the dispute with the Gem stockholders and the delay of The Reserve project, Ameristar believes that it will have adequate liquidity and capital resources to continue to meet its obligations, including payments on indebtedness, and that these events will not have any material impact on the operation of Ameristar's existing casino properties in Jackpot, Nev., Vicksburg, Miss. and Council Bluffs, Ia. This forward-looking statement assumes the completion of the contemplated increase of Ameristar's existing bank credit facility and the absence of any other unforeseen factors beyond Ameristar's control, including adverse changes in its business or operating revenues. Accordingly, actual results may differ materially from those currently anticipated.

     "We regret that the uncertainties related to the Merger Agreement force us to delay construction on The Reserve," said Craig H. Neilsen, Ameristar's president and CEO. "We intend to hold the Gem stockholders accountable for their actions, which have resulted in substantial damage to Ameristar," Mr. Neilsen continued. "We will make every effort to proceed with the construction of The Reserve as soon as possible. We remain confident in the ultimate success of The Reserve."


     Ameristar Casinos, Inc., a Las Vegas-based publicly traded company (Nasdaq-NMS ticker: ASCA) with a strong background in the gaming and hospitality industry dating back to 1954, owns and
operates  Cactus  Petes  and  The  Horseshu  in  Jackpot,   Nev.,
Ameristar Casino Vicksburg in Vicksburg, Miss. and Ameristar Casino Council Bluffs in Council Bluffs, Ia. across the Missouri River from Omaha, Neb. Ameristar also owns The Reserve, a safari-themed casino-hotel, under construction in Henderson, Nev. in metropolitan Las Vegas.